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                                                        Exhibit 99.B(d)(3)(D)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

                               ING INVESTORS TRUST

SERIES                                                                  ANNUAL ADMINISTRATION FEE
------                                                                  -------------------------
                                                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING American Funds Growth Portfolio                 0.10% if the Series has not invested all or substantially all of its assets in another investment company or
                                                    0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds International Portfolio          0.10% if the Series has not invested all or substantially all of its assets in another investment company or
                                                    0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio          0.10% if the Series has not invested all or substantially all of its assets in another investment company or
                                                    0.00% if the Series invests all or substantially all of its assets in another investment company

ING Disciplined Small Cap Value Portfolio           0.10%

ING EquitiesPlus Portfolio                          0.10%

ING FMR(SM) Earnings Growth Portfolio               0.10%

ING FMR(SM) Equity Income Portfolio                 0.10%

ING FMR(SM) Small Cap Equity Portfolio              0.10%

ING Franklin Income Portfolio                       0.10%

ING Global Real Estate Portfolio                    0.10%

ING JPMorgan Value Opportunities Portfolio          0.10%

ING MarketPro Portfolio                             0.05%

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
SERIES                                                                  ANNUAL ADMINISTRATION FEE
------                                                                  -------------------------
                                                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Marsico International Opportunities Portfolio   0.10%

ING MFS Utilities Portfolio                         0.10%

ING Pioneer Equity Income Portfolio                 0.10%

ING VP Index Plus International Equity Portfolio    0.10%

ING Wells Fargo Small Cap Disciplined Portfolio     0.10%

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